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                                                                     EXHIBIT 2.8



                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT


                                     BETWEEN


                            MRV COMMUNICATIONS, INC.


                                       AND


                              OPTICAL ACCESS, INC.


                       EFFECTIVE AS OF SEPTEMBER 29, 2000




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                                TABLE OF CONTENTS

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                                                                                           PAGE
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ARTICLE 1 DEFINITIONS........................................................................1

   Section 1.1    ALLOCATED PATENT ASSETS SCHEDULE...........................................1

   Section 1.2    ASSIGNED PATENTS...........................................................1

   Section 1.3    CURRENT OPTICAL ACCESS PRODUCTS............................................2

   Section 1.4    CURRENT MRV PRODUCTS.......................................................2

   Section 1.5    FIRST EFFECTIVE FILING DATE................................................2

   Section 1.6    INVENTION DISCLOSURE.......................................................3

   Section 1.7    MASTER SEPARATION AGREEMENT................................................3

   Section 1.8    OPTICAL ACCESS PATENTS.....................................................3

   Section 1.9    OPTICAL ACCESS PRODUCTS....................................................3

   Section 1.10   PATENTS....................................................................3

   Section 1.11   PERSON.....................................................................3

   Section 1.12   SEPARATION DATE............................................................3

   Section 1.13   SUBSIDIARY.................................................................3

   Section 1.14   THIRD PARTY................................................................4

   Section 1.15   THIRD PARTY PATENTS........................................................4

   Section 1.16   MRV PATENTS................................................................4

   Section 1.17   "MRV Patents" means:.......................................................4

   Section 1.18   MRV PRODUCTS...............................................................4

ARTICLE 2 OWNERSHIP..........................................................................4

   Section 2.1    OWNERSHIP OF PATENTS.......................................................4

   Section 2.2    ASSIGNMENT DISCLAIMER......................................................5

ARTICLE 3 LICENSES AND COVENANTS NOT TO SUE..................................................6

   Section 3.1    LICENSE GRANTS TO OPTICAL ACCESS WITH RESPECT TO CERTAIN
                  OPTICAL ACCESS PATENTS.....................................................6

   Section 3.2    RESTRICTION ON MRV LICENSING OF CERTAIN OPTICAL ACCESS
                  PATENTS....................................................................6

   Section 3.3    RESTRICTION ON OPTICAL ACCESS'S "HAVE MADE" RIGHTS TO
                  CERTAIN OPTICAL ACCESS PATENTS.............................................6

   Section 3.4    COMBINATION EXCLUSION......................................................6


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   Section 3.5    OPTICAL ACCESS'S SUBLICENSE RIGHTS WITH RESPECT TO
                  CERTAIN OPTICAL ACCESS PATENTS.............................................6

   Section 3.6    DURATION...................................................................7

   Section 3.7    ACQUISITION OF OPTICAL ACCESS OR TRANSFER OF A BUSINESS
                  OR SUBSIDIARY RELATED TO CERTAIN OPTICAL ACCESS PATENTS....................7

   Section 3.8    COPIES OF PATENT APPLICATIONS AND INVENTION DISCLOSURES....................8

   Section 3.9    THIRD PARTY PATENTS........................................................8

   Section 3.10   MRV COVENANT NOT TO SUE....................................................8

   Section 3.11   OPTICAL ACCESS COVENANT NOT TO SUE........................................10

ARTICLE 4 ADDITIONAL OBLIGATIONS............................................................12

   Section 4.1    ADDITIONAL OBLIGATIONS WITH REGARD TO ASSIGNED PATENTS....................12

   Section 4.2    ADDITIONAL OBLIGATIONS WITH REGARD TO CERTAIN OPTICAL
                  ACCESS PATENTS............................................................13

   Section 4.3    COOPERATION...............................................................13

   Section 4.4    ASSIGNMENT OF PATENTS.....................................................13

   Section 4.5    RECORDATION OF LICENSES...................................................13

ARTICLE 5 CONFIDENTIALITY...................................................................14

ARTICLE 6 TERMINATION.......................................................................14

   Section 6.1    VOLUNTARY TERMINATION.....................................................14

   Section 6.2    SURVIVAL..................................................................14

   Section 6.3    NO OTHER TERMINATION......................................................14

ARTICLE 7 DISPUTE RESOLUTION................................................................15

   Section 7.1    MEDIATION.................................................................15

   Section 7.2    ARBITRATION...............................................................15

   Section 7.3    COURT ACTION..............................................................15

   Section 7.4    CONTINUITY OF SERVICE AND PERFORMANCE.....................................16

ARTICLE 8 LIMITATION OF LIABILITY...........................................................16

ARTICLE 9 MISCELLANEOUS PROVISIONS..........................................................16

   Section 9.1    DISCLAIMER................................................................16

   Section 9.2    NO IMPLIED LICENSES.......................................................17

   Section 9.3    INFRINGEMENT SUITS........................................................17


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   Section 9.4    NO OTHER OBLIGATIONS......................................................17

   Section 9.5    ENTIRE AGREEMENT..........................................................17

   Section 9.6    GOVERNING LAW.............................................................17

   Section 9.7    DESCRIPTIVE HEADINGS......................................................17

   Section 9.8    NOTICES...................................................................18

   Section 9.9    NONASSIGNABILITY..........................................................18

   Section 9.10   SEVERABILITY..............................................................18

   Section 9.11   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.....................19

   Section 9.12   AMENDMENT.................................................................19

   Section 9.13   COUNTERPARTS..............................................................19





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                  MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

        This Master Patent Ownership and License Agreement (the "Agreement") is effective as of September 29, 2000 (the "Effective Date"), between MRV Communications, Inc., a Delaware corporation ("MRV"), having an office at 20415 Nordhoff Street, Chatsworth, California, 91311 and Optical Access, Inc., a Delaware corporation ("Optical Access"), having an office at 20415 Nordhoff Street, Chatsworth, California, 91311.

        WHEREAS, the Board of Directors of MRV has determined that it is in the best interest of MRV and its stockholders to separate MRV's existing businesses into two independent businesses;

        WHEREAS, as part of the foregoing, MRV and Optical Access, have entered into a Master Separation (as defined below), which provides, among other things, for the separation of certain Optical Access assets and Optical Access liabilities, the initial public offering of Optical Access stock, and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing;

        WHEREAS, also as part of the foregoing, MRV and Optical Access desire to confirm Optical Access's ownership of all patents, patent applications and invention disclosures invented by or for Optical Access and to record in Optical Access's name any such patents and patent applications that are recorded in MRV's name;

        WHEREAS, Optical Access and MRV desire to confirm MRV's ownership of certain jointly developed technology and Optical Access desires to receive and MRV is willing to grant to Optical Access certain licenses and rights under patents, patent applications and invention disclosures covering such technology; and

        WHEREAS, Optical Access and MRV further desire to enter into reciprocal covenants not to sue for patent infringement.

        NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:


                                    ARTICLE 1

                                   DEFINITIONS

        For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:


Section 1.1 ALLOCATED PATENT ASSETS SCHEDULE. "Allocated Patent Assets Schedule" means the mutually agreed Allocated Patent Assets Schedule as of the Separation Date, attached hereto as Schedule 1.1, as it may be updated by the parties upon mutual agreement to add Patents, Patent applications and Invention Disclosures as of the Separation Date.


Section 1.2 ASSIGNED PATENTS. "Assigned Patents" means only those


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        (a) Patents, Patent applications and Invention Disclosures that are recorded in MRV's name and are allocated to Optical Access in the Allocated Patent Assets Schedule;


        (b) Patent applications filed on the foregoing Invention Disclosures described in Section 1.2(a);


        (c) continuations, continuations-in-part, divisions and substitutions of any of the foregoing Patent applications described in Sections 1.2(a) and (b);


        (d) Patents which may issue on any of the foregoing Patent applications described in Sections 1.2(a)-(c);


        (e) renewals, reissues, reexaminations and extensions of the foregoing Patents described in Sections 1.2(a) and (d); and


        (f) foreign Patent applications and Patents that are counterparts of any of the foregoing Patent applications or Patents described in Sections 1.2(a)-(e), including any Patent application or Patent to the extent that it claims priority from any of the foregoing Patent applications or Patents described in Sections 1.2(a)-(e); but


        (g) excluding from any Patent or Patent application described in Sections 1.2(c)-(f) any claim (i) directed to subject matter that does not appear in any Patent application having a First Effective Filing Date prior to the Separation Date and (ii) of which neither Optical Access nor any person having a legal duty to assign his/her interest therein to Optical Access is entitled to be named as an inventor.


Section 1.3 CURRENT OPTICAL ACCESS PRODUCTS. "Current Optical Access Products" means Optical Access Products of the businesses in which Optical Access or any of its Subsidiaries is engaged as of the Separation Date, including any Optical Access Products under development as set forth in MRV's planning materials or forecasts for Fiscal Year 2000 or as otherwise agreed by the parties, as well as future versions of such Optical Access Products, but only to the extent that they use the same designs and/or technology as such Optical Access Products.


Section 1.4 CURRENT MRV PRODUCTS. "Current MRV Products" means MRV Products of the businesses in which MRV or any of its Subsidiaries is engaged as of the Separation Date, including any MRV's Products under development as set forth in MRV's planning materials or forecasts for Fiscal Year 2000 or as otherwise agreed by the parties, as well as future versions of such MRV Products, but only to the extent that they use the same designs and/or technology as such MRV Products.


Section 1.5 FIRST EFFECTIVE FILING DATE. "First Effective Filing Date" means the earliest effective filing date in the particular country for any Patent or any application for any Patent. By way of example, it is understood that the First Effective Filing Date for a United States Patent is the earlier of (i) the actual filing date of the United States Patent application which issued into such Patent, (ii) the priority date under 35 U.S.C. (S) 119 for such Patent, or
(iii) the priority date under 35 U.S.C. (S) 120 for such Patent.


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Section 1.6 INVENTION DISCLOSURE. "Invention Disclosure" means a disclosure of an invention (i) written for the purpose of allowing legal and business people to determine whether to file a Patent application with respect to such invention and (ii) recorded with a control number in the owning party's records) with a First Effective Filing Date before the Separation Date.


Section 1.7 MASTER SEPARATION AGREEMENT. "Master Separation Agreement" means the Master Separation Agreement between the parties.


Section 1.8 OPTICAL ACCESS PATENTS. "Optical Access Patents" means:


        (a) the Assigned Patents;


        (b) every Patent to the extent entitled to a First Effective Filing Date prior to the Separation Date provided that, at any time after the First Effective Filing Date of any such Patent and prior to the Separation Date, Optical Access (or any Subsidiary of Optical Access) has ownership or control of any such Patent; and


        (c) applications for the foregoing Patents described in Section 1.8(b), including without limitation any continuations, continuations-in-part, divisions and substitutions, attached hereto as Schedule 1.8.


Section 1.9 OPTICAL ACCESS PRODUCTS. "Optical Access Products" means any and all products and services of the businesses in which Optical Access or any of its Subsidiaries is engaged now or in the future, in all cases which products are designed or created primarily by Optical Access (or by any sublicensed Subsidiary) and/or by a subcontractor for Optical Access (or for any sublicensed Subsidiary).


Section 1.10 PATENTS. "Patents" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re- examinations and extensions of any of the foregoing.


Section 1.11 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


Section 1.12 SEPARATION DATE. "Separation Date" means 12:01 a.m., Pacific Time, October 31, or such other date as may be fixed by the Board of Directors of MRV.


Section 1.13 SUBSIDIARY. "Subsidiary" of any Person means a corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided, however, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the


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right, power or ability to control, that Person. For the purposes of this
Agreement, Optical Access shall be deemed not to be a Subsidiary of MRV.


Section 1.14 THIRD PARTY. "Third Party" means a Person other than MRV and its Subsidiaries and Optical Access and its Subsidiaries.


Section 1.15 THIRD PARTY PATENTS. "Third Party Patents" means all Third Party Patents licensed by MRV or any Subsidiary of MRV that, as of the Effective Date, may be sublicensed to Optical Access (e.g., because Optical Access is a Subsidiary of MRV) under the terms of this Agreement without the requirement to pay a royalty or other consideration to a Third Party (unless MRV has the right to grant such a sublicense to Optical Access on payment of a royalty and Optical Access agrees to pay such royalty to such Third Party).


Section 1.16 MRV PATENTS Section 1.17 "MRV Patents" means:


        (a) every Patent to the extent entitled to a First Effective Filing Date prior to the Separation Date provided that, at any time after the First Effective Filing Date of any such Patent and prior to the Separation Date, MRV (or any Subsidiary of MRV) has ownership or control of any such Patent; and


        (b) applications for the foregoing Patents described in Section 1.17(a), including without limitation any continuations, continuations-in-part, divisions and substitutions.


Section 1.18 MRV PRODUCTS. "MRV Products" means any and all products and services of the businesses in which MRV or any of its Subsidiaries is engaged now or in the future, in all cases which products are designed or created primarily by MRV (or by any sublicensed Subsidiary) and/or by a subcontractor for MRV (or for any sublicensed Subsidiary), as well as future versions of such MRV Products.


                                    ARTICLE 2

                                    OWNERSHIP


Section 2.1 OWNERSHIP OF PATENTS.


        (a) OPTICAL ACCESS PATENTS. The parties agree that Optical Access hereby retains ownership of all right, title and interest in and to all Optical Access Patents.


        (b) ASSIGNED PATENTS. Subject to Sections 3.2 and 3.3 below, MRV hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Optical Access, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Assigned Patents, to be held and enjoyed by Optical Access, its successors and assigns. MRV further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to Optical Access all its (and their) right, title and interest in and to any and


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all causes of action and rights of recovery for past infringement of the
Assigned Patents and the right to claim priority from the Assigned Patents. MRV will, without demanding any further consideration therefore, at the request and expense of Optical Access (except for the value of the time of MRV employees), do (and cause its Subsidiaries to do) all lawful and just acts, that may be or become necessary for prosecuting, sustaining, obtaining continuations of, or reissuing said Assigned Patents and for evidencing, maintaining, recording and perfecting Optical Access's rights to said Assigned Patents, consistent with MRV's general business practice as of the Separation Date, including but not limited to execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by Optical Access for each Patent jurisdiction.


        (c) Patents for Certain Optical Access Projects. Subject to Sections 3.2 and 3.3 below, Optical Access hereby grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to MRV, by execution hereof (or, where appropriate or required, by execution of separate instruments of assignment), all its (and their) right, title and interest in and to the Patents for certain Optical Access Projects listed on the attached
Schedule 2.1(c) (the "Certain Optical Access Patents"), to be held and enjoyed by MRV, its successors and assigns. Optical Access further grants, conveys and assigns (and agrees to cause its appropriate Subsidiaries to grant, convey and assign) to MRV all its (and their) right, title and interest in and to any and all causes of action and rights of recovery for past infringement of the Certain Optical Access Patents Projects and the right to claim priority from the Certain Optical Access Patents. Optical Access will, without demanding any further consideration therefore, at the request and expense of MRV (except for the value of the time of Optical Access employees), do (and cause its Subsidiaries to do) all lawful and just acts, that may be or become necessary for prosecuting, sustaining, obtaining continuations of, or reissuing said Certain Optical Access Patents and for evidencing, maintaining, recording and perfecting MRV's rights to said Certain Optical Access Patents, consistent with Optical Access's general business practice as of the Separation Date, including but not limited to execution and acknowledgement of (and causing its Subsidiaries to execute and acknowledge) assignments and other instruments in a form reasonably required by MRV for each Patent jurisdiction.


        (d) PRIOR GRANTS. Optical Access acknowledges and agrees that the foregoing assignments are subject to any and all licenses or other rights that may have been granted by MRV or its Subsidiaries with respect to the Assigned Patents prior to the Separation Date. MRV shall respond to reasonable inquiries from Optical Access regarding any such prior grants.


Section 2.2 ASSIGNMENT DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE FOREGOING ASSIGNMENTS ARE MADE ON AN "AS-IS," QUITCLAIM BASIS AND THAT NEITHER PARTY NOR ANY SUBSIDIARY OF SUCH PARTY HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY, NON-INFRINGEMENT, OR VALIDITY OF PATENT CLAIMS (ISSUED OR PENDING).


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                                    ARTICLE 3

                        LICENSES AND COVENANTS NOT TO SUE


Section 3.1 LICENSE GRANTS TO OPTICAL ACCESS WITH RESPECT TO CERTAIN OPTICAL ACCESS PATENTS. MRV grants (and agrees to cause its appropriate Subsidiaries to grant) to Optical Access, under the Certain Optical Access Patents, an irrevocable, nonexclusive, worldwide, fully-paid, royalty-free and non-transferable (except as set forth in Section 9.9) license to make (including the right to practice methods, processes and procedures), have made (except as restricted in Section 3.3 below), use, lease, sell, offer for sale and import Optical Access Products.


Section 3.2 RESTRICTION ON MRV LICENSING OF CERTAIN OPTICAL ACCESS PATENTS. MRV agrees that it will not license any of the Certain Optical Access Patents to any Third Party; provided, however, that MRV retains the right to license the Certain Optical Access Patents to Third Parties for use for defensive purposes (i.e., to resolve a claim of patent infringement brought against MRV by a Third Party).


Section 3.3 RESTRICTION ON OPTICAL ACCESS'S "HAVE MADE" RIGHTS TO CERTAIN OPTICAL ACCESS PATENTS. The license granted in Section 3.1 to have Optical Access Products made by a Third Party shall (i) only apply when the portion of the "have made" Optical Access Product covered by the Certain Optical Access Patents has been designed or created by Optical Access and/or one of Optical Access's subcontractors (not such Third Party) who is not a direct competitor of MRV in the field of the Optical Access Product being designed or created and
(ii) shall not apply to (A) any methods used, or (B) any Optical Access Products or portions thereof that have been manufactured or marketed, by a Third Party prior to Optical Access furnishing the designs or creations to such Third Party.


Section 3.4 COMBINATION EXCLUSION. Except as expressly provided herein, no license or immunity is granted under this Agreement by MRV, either directly or by implication, estoppel or otherwise to any third parties acquiring Optical Access Products from Optical Access for the combination of such Optical Access Products with other items or for the use of such combination. Notwithstanding the previous sentence, MRV grants to the direct and indirect customers of Optical Access, an immunity from suit under Certain Optical Access Patents for the combination of any such Optical Access Products with other Optical Access Products and their use in such combination where the Optical Access Products have no other substantial noninfringing use aside from the combination with other Optical Access Products sold or otherwise transferred by Optical Access directly or indirectly to such customer.


Section 3.5 OPTICAL ACCESS'S SUBLICENSE RIGHTS WITH RESPECT TO CERTAIN OPTICAL ACCESS PATENTS.


        (a) Optical Access may grant sublicenses to its Subsidiaries under the license grant set forth in Section 3.1 within the scope of Optical Access's license hereunder.


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        (b) Any sublicense under Section 3.5(a) may be made effective retroactively, but not prior to the sublicensee's becoming a Subsidiary of Optical Access.


        (c) Optical Access shall have no rights to grant sublicenses to the Certain Optical Access Patents, except as expressly provided in Section 3.5 (a) and (b) above.


Section 3.6 DURATION.


        (a) All licenses granted herein with respect to each Patent shall expire upon the expiration of the term of such Patent.


        (b) All sublicenses granted pursuant to this Agreement to a particular Subsidiary of Optical Access shall terminate the date that the Subsidiary ceases to be a Subsidiary of Optical Access.


Section 3.7 ACQUISITION OF OPTICAL ACCESS OR TRANSFER OF A BUSINESS OR SUBSIDIARY RELATED TO CERTAIN OPTICAL ACCESS PATENTS.


        (a) If Optical Access, after the Separation Date, transfers all or substantially all of its business or assets, or all or substantially all of the business or assets to which the Certain Optical Access Patents relate, then regardless of whether such transfer is part of (i) an asset sale to any Third Party, or (ii) a sale of shares or securities in Optical Access or a Subsidiary to a Third Party (in each case, any such Third Party shall be referred to herein as a "Transferee"), then upon written request by Optical Access and the Transferee to MRV within sixty (60) days following the transfer, MRV shall grant a royalty-free license to the Transferee with respect to the Certain Optical Access Patents under the same terms of the license granted to Optical Access under this Agreement subject to the following:


               (i) the effective date of such license shall be the effective date of transfer; and


               (ii) the products and services of the Transferee that are subject to such license shall be limited to the specific Optical Access Products in the transferred business that are (A) commercially released as of the date of transfer or which, prior to the transfer, (B) were planned for release within three (3) months from the date of transfer and actually are commercially released within three (3) months from the date of transfer and (C) for new versions of such specific Optical Access Products covered by clauses (A) and (B) above that have merely minor differences from such Optical Access Products with no additional features; and


               (iii) the Certain Optical Access Patents that are subject to such license shall be limited to the Certain Optical Access Patents that are entitled to a First Effective Filing Date before the date of such transfer; and


               (iv) the Transferee shall have no right to grant sublicenses (except as set forth in Section 3.5 above); and


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               (v) this Section 3.7 shall be excluded from such license in any event and therefore MRV shall have no obligation to grant a license to a subsequent transferee;


        (b) provided, that MRV shall have no obligation to grant such license unless the Transferee grants to MRV a royalty-free license under a comparable license grant as the license granted to Optical Access under this Agreement, subject to the following:


               (i) the effective date of such license shall be the effective date of the transfer; and


               (ii) the products and services of MRV that are subject to such license shall be all the MRV Products; and


               (iii) the Patents of the Transferee that are subject to such license shall be the Patents owned or controlled by the Transferee claiming inventions in the wireless field that are entitled to a First Effective Filing Date on or before the date of such transfer and applications for such patents (including without limitation any continuations, continuations-in-part, divisions and substitutions); and


        (c) provided, further, that in the event that MRV and the Transferee are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide), then MRV shall have no obligation to grant such license to the Transferee under this Section 3.7.


Section 3.8 COPIES OF PATENT APPLICATIONS AND INVENTION DISCLOSURES. MRV agrees, at its own expense from time to time upon Optical Access's request, to provide to Optical Access copies of (i) the Assigned Patents and (ii) the Certain Optical Access Patents.


Section 3.9 THIRD PARTY PATENTS. MRV confirms that it has granted, and hereby grants (and agrees to cause its appropriate Subsidiaries to grant) to Optical Access, under the Third Party Patents, a nonexclusive, worldwide sublicense to make (including the right to practice methods, processes and procedures), have made, use, lease, sell, offer for sale and import any products and services subject to any and all terms and conditions set forth in the applicable agreement between MRV and the Third Party Patent owner, but only to the extent and for the period of time MRV has the legal right to grant such a sublicense. MRV shall respond to reasonable inquires from Optical Access regarding any Third Party Patents.


Section 3.10 MRV COVENANT NOT TO SUE.


        (a) MRV irrevocably grants, on behalf of itself and its Subsidiaries, at no charge, an immunity from suit to Optical Access and its Subsidiaries, and its or their direct or indirect customers and Third Party manufacturers (subject to the restrictions set forth in the next sentence) for infringement of any MRV Patent by any Current Optical Access Product. The foregoing covenant with respect to Third Party manufacturers (i) shall apply only when the portion of the "have made" Current Optical Access Product covered by the MRV Patents has been designed or created by Optical Access and/or one of Optical Access's subcontractors (not the Third Party manufacturer) who is not a direct competitor of MRV in the field of the Current


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Optical Access Product being designed or created and (ii) shall not apply to (A)
any methods used, or (B) any products or portions thereof that have been manufactured or marketed, by any Third Party prior to Optical Access furnishing the designs or creations to such Third Party. No immunity is granted under the foregoing covenant by MRV, either directly or by implication, estoppel or otherwise to any Third Parties acquiring Current Optical Access Products from Optical Access for the combination of such Current Optical Access Products with other items or for the use of such combination; provided, however, that the foregoing covenant shall apply to the direct and indirect customers of Optical Access for the combination of any such acquired Current Optical Access Products with other Optical Access Products and their use in such combination where the acquired Current Optical Access Products have no other substantial noninfringing use aside from the combination with other Optical Access Products sold or otherwise transferred by Optical Access directly or indirectly to such customer.


        (b) The foregoing covenant shall continue with respect to each MRV Patent for the term of such MRV Patent.


        (c) If Optical Access, after the Separation Date, transfers all or substantially all of its business or assets, or transfers a Subsidiary or business unit, then regardless of whether such transfer is part of (i) an asset sale to any Third Party, or (ii) a sale of shares or securities in Optical Access or a Subsidiary to a Third Party (in each case, any such Third Party shall be referred to herein as a "Transferee"), then upon written request by Optical Access and the Transferee to MRV within sixty (60) days following the transfer, MRV shall grant an immunity from suit to the Transferee under the same terms as the covenant set forth in Section 3.10 (a) and (b) above subject to the following:


               (i) the effective date of such covenant shall be the effective date of transfer; and


               (ii) the products and services of the Transferee that are subject to such covenant shall be limited to the specific Current Optical Access Products in the transferred business that are (A) commercially released as of the date of transfer or which, prior to the transfer, (B) were planned for release within three (3) months from the date of transfer and actually are commercially released within three (3) months from the date of transfer and (C) for new versions of such specific Current Optical Access Products covered by Clauses (i) or (ii) above that have merely minor differences from such Current Optical Access Products with no additional features; and


               (iii) MRV Patents that are subject to such covenant shall be limited to the MRV Patents that are entitled to a First Effective Filing Date before the date of such transfer and, in the event that the transfer is a transfer of a Subsidiary or business unit and not all or substantially all of Optical Access's business or assets, then the MRV Patents that are subject to such covenant shall be limited to the MRV Patents in the field of use of the transferred Subsidiary or business; and


               (iv) this Section 3.10(c) shall be excluded from such covenant in any event and therefore MRV shall have no obligation to grant a covenant not to sue to any subsequent transferee;

               (v) provided, however, that MRV shall have no obligation to grant such covenant unless the Transferee grants to MRV and its customers and suppliers a covenant not to sue at no charge on the following terms:


                      (1) the effective date of such covenant shall be the effective date of the transfer; and


                      (2) the products and services of MRV that are subject to such covenant shall be the MRV Products; and


                      (3) the Patents of the Transferee that are subject to such covenant shall be all the Patents owned or controlled by the Transferee that are entitled to a First Effective Filing Date before the date of such transfer and applications for such Patents (including without limitation any continuations, continuations-in-part, divisions and substitutions); and


               (vi) provided, further, that in the event that MRV and any such Transferee are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide), then MRV shall have no obligation to grant such covenant under this Section 3.10(c).


Section 3.11 OPTICAL ACCESS COVENANT NOT TO SUE


        (a) Optical Access irrevocably grants, on behalf of itself and its Subsidiaries, at no charge, an immunity from suit to MRV and its Subsidiaries, and its or their direct or indirect customers and manufacturers (subject to the restrictions set forth in the next sentence) for infringement of any Optical Access Patent by any Current MRV Product. The foregoing covenant with respect to Third Party manufacturers (i) shall apply only when the portion of the "have made" Current MRV Product covered by the Optical Access Patents has been designed or created by MRV and/or one of MRV's subcontractors (not the Third Party manufacturer) who is not a direct competitor of Optical Access in the field of the Current MRV Product being designed or created and (ii) shall not apply to (A) any methods used, or (B) any products or portions thereof that have been manufactured or marketed by any Third Party prior to MRV furnishing the designs or creations to such Third Party. No immunity is granted under the foregoing covenant by Optical Access, either directly or by implication, estoppel or otherwise to any Third Parties acquiring Current MRV Products from MRV for the combination of such Current MRV Products with other items or for the use of such combination; provided, however, that the foregoing covenant shall apply to the direct and indirect customers of MRV for the combination of any such acquired Current MRV Products with other MRV Products and their use in such combination where the acquired Current MRV Products have no other substantial noninfringing use aside from the combination with other MRV Products sold or otherwise transferred by MRV directly or indirectly to such customer.


        (b) The foregoing covenant shall continue with respect to each Optical Access Patent, for the term of such Optical Access Patent.


        (c) If MRV, after the Separation Date, transfers all or substantially all of its business or assets, or transfers a Subsidiary or business unit, then regardless of whether such transfer is part of (i) an asset sale to any Third Party, or (ii) a sale of shares or securities in MRV or a Subsidiary to a Third Party (in each case, any such Third Party shall be referred to herein as a "Transferee"), then upon written request by MRV and the Transferee to Optical Access within sixty (60) days following the transfer, Optical Access shall grant an immunity from suit to the Transferee under the same terms as the covenant set forth in Section 3.11(a) and (b) above subject to the following:


               (i) the effective date of such covenant shall be the effective date of transfer; and


               (ii) the products and services of the Transferee that are subject to such covenant shall be limited to the specific Current MRV Products in the transferred business that are (A) commercially released as of the date of transfer or which, prior to the transfer, (B) were planned for release within three (3) months from the date of transfer and actually are commercially released within three (3) months from the date of transfer and (C) for new versions of such specific Current MRV Products covered by clauses (i) or (ii) above, that have merely minor differences from such Current MRV Products with no additional features; and


               (iii) the Optical Access Patents that are subject to such covenant shall be limited to the Optical Access Patents that are entitled to a First Effective Filing Date before the date of such transfer and, in the event that the transfer is a transfer of a Subsidiary or business unit and not all or substantially all of MRV's business or assets, then the Optical Access Patents that are subject to such covenant shall be limited to the Optical Access Patents in the field of use of the transferred Subsidiary or business; and


               (iv) this Section 3.11(c) shall be excluded from such covenant in any event and therefore, Optical Access shall have no obligation to grant a covenant not to sue to any subsequent transferee;


               (v) provided, however, that Optical Access shall have no such obligation to grant such covenant unless the Transferee grants to Optical Access and its customers and suppliers a covenant not to sue at no charge on the following terms:


                      (1) the effective date of such covenant shall be the effective date of the transfer; and


                      (2) the products and services of Optical Access that are subject to such covenant shall be the Optical Access Products; and


                      (3) the Patents of the Transferee that are subject to such covenant shall be all the Patents owned or controlled by the Transferee that are entitled to a First Effective Filing Date before the date of such transfer and applications for such Patents including without limitation any continuations, continuations-in-part, divisions and substitutions; and


               (vi) provided, further, that in the event that Optical Access and any such Transferee are engaged in litigation, arbitration or other formal dispute resolution proceedings covering Patent infringement (pending in any court, tribunal, or administrative agency or before any appointed or agreed upon arbitrator in any jurisdiction worldwide), then Optical Access shall have no obligation to grant such covenant under this
Section 3.11(c).


                                    ARTICLE 4

                             ADDITIONAL OBLIGATIONS


Section 4.1 ADDITIONAL OBLIGATIONS WITH REGARD TO ASSIGNED PATENTS.


        (a) The parties will cooperate to effect a smooth transfer of the responsibility for prosecution, maintenance and enforcement of the Assigned Patents from MRV to Optical Access. Until such transfer has been effected, MRV agrees to continue the prosecution and maintenance of, and ongoing litigation (if any) with respect to the Assigned Patents (including payment of maintenance fees), and to maintain its files and records relating to the Assigned Patents using the same standard of care and diligence that it uses with respect to MRV's Patents. Optical Access will reimburse MRV for all actual and reasonable expenses (excluding the value of the time of MRV employees) to continue to prosecute and maintain the Assigned Patents after the Separation Date until the transfer of responsibility for the Assigned Patents has been completed and to continue any such ongoing litigation. The parties shall agree on a case by case basis on compensation, if any, of MRV for the value of time of MRV's employees as reasonably required in connection with any such litigation. MRV will provide Optical Access with the originals or copies of its files relating to the Assigned Patents upon such transfer or at such earlier time as the parties may agree.


        (b) MRV shall provide continuing reasonable support to Optical Access with respect to the Assigned Patents, including by way of example the following:


               (i) executing all documents prepared by Optical Access necessary for prosecution, maintenance, and litigation of the Assigned Patents,


               (ii) making available to Optical Access or its counsel, inventors and other persons employed by MRV for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of the Assigned Patents, including the signing of documents related thereto,


               (iii) forwarding copies of all correspondence sent and received concerning the Assigned Patents within a reasonable period of time after receipt by MRV, and


               (iv) making all relevant documents in the possession or control of MRV and corresponding to the Assigned Patents, or any licenses thereunder, available to Optical Access or its counsel.

Any actual and reasonable out-of-pocket expenses associated with any such assistance shall be borne by Optical Access, expressly excluding the value of the time of such MRV employees; provided, however, that in the case of assistance with litigation, the parties shall agree on a case by case basis on compensation, if any, of MRV for the value of the time of MRV's employees as reasonably required in connection with such litigation.


Section 4.2 ADDITIONAL OBLIGATIONS WITH REGARD TO CERTAIN OPTICAL ACCESS
PATENTS.

        Optical Access shall provide continuing reasonable support to MRV with respect to the Certain Optical Access Patents, including by way of example the following:


        (a) executing all documents prepared by MRV necessary for prosecution, maintenance, and litigation of the Certain Optical Access Patents,


        (b) making available to MRV or its counsel, inventors and other persons employed by Optical Access for interviews and/or testimony to assist in good faith in further prosecution, maintenance or litigation of the Certain Optical Access Patents, including the signing of documents related thereto,


        (c) forwarding copies of all correspondence sent and received concerning the Certain Optical Access Patents within a reasonable period of time after receipt by Optical Access, and


        (d) making all relevant documents in the possession or control of Optical Access and corresponding to the Certain Optical Access Patents, or any licenses thereunder, available to MRV or its counsel.

        Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by MRV, expressly excluding the value of the time of such Optical Access personnel; provided, however, that in the case of assistance with litigation, the parties shall agree on a case by case basis on compensation, if any, of Optical Access for the value of the time of Optical Access's employees as reasonably required in connection with such litigation.


Section 4.3 COOPERATION.

        For a period of five (5) years from the Separation Date, the parties agree to cooperate reasonably and in good faith with each other with respect to the licensing of each party's Patents, to the extent consistent with each party's own business objectives.


Section 4.4 ASSIGNMENT OF PATENTS.

        MRV shall not assign or grant any rights under any of the Certain Optical Access Patents unless such assignment or grant is made subject to the licenses granted in this Agreement.


Section 4.5 RECORDATION OF LICENSES.


        (a) For any country, now or in the future, that requires the express consent of all inventors or their assignees to the grant of licenses or rights under Patents issued in such countries for joint inventions:


               (i) each party shall give such consent, or shall obtain such consent from its employees, its Subsidiaries or employees of any of its Subsidiaries, as required to make full and effective any such licenses and rights respecting any joint invention granted to a grantee hereunder by such party; and


               (ii) each party shall take steps that are reasonable under the circumstances to obtain from Third Parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such party is unable to obtain the requisite consents from such Third Parties, the resulting inability of such party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.


        (b) Each party agrees, without demanding any further consideration, to execute (and to cause its Subsidiaries to execute) all documents reasonably requested by the other party to effect recordation of the license relationship between the parties created by this Agreement.


                                    ARTICLE 5

                                 CONFIDENTIALITY

        The terms of the Master Confidential Disclosure Agreement between the parties shall apply to any Confidential Information (as defined therein) which is the subject matter of this Agreement.


                                    ARTICLE 6

                                   TERMINATION


Section 6.1 VOLUNTARY TERMINATION. By written notice to MRV, Optical Access may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by MRV. Such notice shall specify the effective date of such termination and shall clearly specify any affected Patent, Patent application, Invention Disclosure, product or service.


Section 6.2 SURVIVAL. Any voluntary termination of licenses and rights of Optical Access under Section 6.1 shall not affect Optical Access's licenses and rights with respect to any licensed product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to MRV hereunder.


Section 6.3 NO OTHER TERMINATION. Each party acknowledges and agrees that its remedy for breach by the other party of the licenses granted to it hereunder or of any other provision hereof, shall be, subject to the requirements of Article 7, to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of the licenses or covenants not to sue granted by it in this Agreement.

                                    ARTICLE 7

                               DISPUTE RESOLUTION


Section 7.1 MEDIATION. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement, or the grounds for the termination hereof, appropriate senior executives (e.g. director or V.P. level) of each party who shall have the authority to resolve the matter shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies. The initial meeting between the appropriate senior executives shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, and either party wishes to pursue its rights relating to such Dispute, then the Dispute will be mediated by a mutually acceptable mediator appointed pursuant to the mediation rules of JAMS/Endispute within thirty (30) days after written notice by one party to the other demanding non-binding mediation. Neither party may unreasonably withhold consent to the selection of a mediator or the location of the mediation. Both parties will share the costs of the mediation equally, except that each party shall bear its own costs and expenses, including attorney's fees, witness fees, travel expenses, and preparation costs. The parties may also agree to replace mediation with some other form of non-binding or binding ADR.


Section 7.2 ARBITRATION. Any Dispute which the parties cannot resolve through mediation within ninety (90) days of the Dispute Resolution Commencement Date, unless otherwise mutually agreed, shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in Los Angeles County, California. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The prevailing party in such arbitration shall be entitled to expenses, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any ADR procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.


Section 7.3 COURT ACTION. Any Dispute regarding the following is not required to be negotiated, mediated or arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others. However, the parties to the Dispute shall make a good faith effort to negotiate and mediate such Dispute, according to the above procedures, while such court action is pending.

Section 7.4 CONTINUITY OF SERVICE AND PERFORMANCE. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article 7 with respect to all matters not subject to such dispute, controversy or claim.


                                    ARTICLE 8

                             LIMITATION OF LIABILITY

        IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES FOR INFRINGEMENT AVAILABLE TO EITHER PARTY UNDER APPLICABLE LAW IN THE EVENT OF BREACH BY THE OTHER PARTY OF SECTIONS 3.1, 3.2, 3.3 OR 3.5(a) OR FOR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS NOT LICENSED OR COVENANTED HEREIN AND SHALL NOT LIMIT EACH PARTY'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT J OF THE MASTER SEPARATION AGREEMENT; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.


                                    ARTICLE 9

                            MISCELLANEOUS PROVISIONS


Section 9.1 DISCLAIMER. EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL PATENTS AND ANY OTHER INFORMATION OR MATERIALS LICENSED OR PROVIDED HEREUNDER ARE LICENSED OR PROVIDED ON AN "AS IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT THERETO INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT. Without limiting the generality of the foregoing, neither party nor any of its Subsidiaries makes any warranty or representation as to the validity and/or scope of any Patent licensed by it to the other party hereunder or any warranty or representation that any manufacture, use, importation, offer for sale or sale of any product or service will be free from infringement of any Patent or other intellectual property right of any Third Party.

Section 9.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Certain Optical Access Patents and Assigned Patents. Neither party is required hereunder to furnish or disclose to the other any technical or other information except as specifically provided herein.


Section 9.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for infringement of any Patent or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any Patent. Unless the parties otherwise agree in writing, neither party shall have any right to institute any action or suit against Third Parties for infringement of any Patent owned by the other party.


Section 9.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES. Without limiting the generality of the foregoing, neither party, nor any of its Subsidiaries is obligated to (i) file any Patent application, or to secure any Patent or Patent rights, (ii) to maintain any Patent in force, or
(iii) provide any technical assistance, except for the obligations expressly assumed in this Agreement.


Section 9.5 ENTIRE AGREEMENT. This Agreement, the Master Separation Agreement and the other Ancillary Agreements (as defined in the Master Separation Agreement) and the Exhibits and Schedules referenced or attached hereto and thereto constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof. To the extent there is a conflict between this Agreement and the General Assignment and Assumption Agreement between the parties, the terms of this Agreement shall govern.


Section 9.6 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California, excluding its conflict of law rules and the United Nations Convention on Contracts for the International Sale of Goods. The Superior Court of Los Angeles County and/or the United States District Court for the Central District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Article 7 above.


Section 9.7 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

Section 9.8 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

        if to MRV:
        MRV Communications, Inc.
        20415 Nordhoff Street
        Chatsworth, California  91311
        Attention: Noam Lotan, Chief Executive Officer
        Fax:  (818) 773-0906

        if to Optical Access:

        Optical Access, Inc.
        20415 Nordhoff Street
        Chatsworth, California 91311
        Attention: Guy Avidan, Chief Executive Officer
        Fax:  (818) ____-_____

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by fax, confirmed by first class mail. All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.


Section 9.9 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Notwithstanding the foregoing, each party (or its successive assignees or transferees hereunder) may, without such consent, assign or transfer this Agreement, to a Person that succeeds to all or substantially all of its business or assets of such party as long as such Person agrees to accept all of the terms set forth herein; provided, however, that the licenses and covenants not to sue set forth in
Article 3 may not be assigned or transferred in any event (except in the case of a reincorporation of such party in another state); and provided, further, that the prohibition on assignment or transfer of the licenses and covenants not to sue set forth in Article 3 shall not limit MRV's or Optical Access's obligations in Sections 3.7, 3.10(c) and 3.11(c) to grant licenses and/or covenants not to sue to a Transferee. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.


Section 9.10 SEVERABILITY. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.


Section 9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.


Section 9.12 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.


Section 9.13 COUNTERPARTS. This Agreement, including the Ancillary Agreement and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        WHEREFORE, the parties have signed this Master Patent Ownership and License Agreement effective as of the date first set forth above.



                                           MRV COMMUNICATIONS, INC.
                                           a Delaware Corporation


                                        By:
                                           ------------------------------------
                                           Noam Lotan
                                           Chief Executive Officer



                                           OPTICAL ACCESS, INC.
                                           a Delaware Corporation


                                        By:
                                           ------------------------------------
                                           Guy Avidan
                                           Chief Executive Officer

                                  SCHEDULE 1.1

                        ALLOCATED PATENT ASSETS SCHEDULE

                                  SCHEDULE 1.8

                       SCHEDULE OF OPTICAL ACCESS PATENTS

                                 SCHEDULE 2.1(c)

                   SCHEDULE OF CERTAIN OPTICAL ACCESS PATENTS